SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEGON N.V.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Aegonplein 50, PO Box 85, 2501 CB The Hague, The Netherlands

+31-70-344-3210

(Address and telephone number

of Registrant’s principal execute offices)

Jason Orlandi, Esq.
AEGON USA, LLC
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499
(319) 355-8511

(Name, address and telephone number of agent for service)

Copies of all communications to:

A. Peter Harwich, Esq.

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 610-6300

EXPLANATORY NOTE

On November 30, 2011, Aegon N.V. (the “Registrant”) filed a Registration Statement on Form F-3 (Registration No. 333-178225) (the “Registration Statement”), which registered 1,500,000 shares of the Registrant’s common stock, par value EUR 0.12 per share (the “Common Stock”), for issuance under the Aegon USA Producer Stock Option and Award Plan (the “Plan”).

In connection with the Plan, 75,000 of the 1,500,000 shares of Common Stock (the “Unsold Common Stock”) that were originally registered under the Registration Statement will be offered and sold pursuant to a newly filed registration statement on Form F-3 (the “New Registration Statement”).  Therefore, the Registrant is filing this post-effective amendment to deregister the Unsold Common Stock that was registered under the Registration Statement.

The New Registration Statement re-registers the Unsold Common Stock pursuant to Rule 415(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aegon N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedar Rapids, Iowa, on this 17th day of December, 2014.

AEGON N.V.

By:	/s/ A.R. WYNAENDTS
	Name:	A.R. Wynaendts
	Title:	Chief Executive Officer and Chairman of the Executive Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons (who comprise a majority of the Executive and Supervisory Boards) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A.R. WYNAENDTS	Chief Executive Officer and	December 17, 2014
A.R. WYNAENDTS	Chairman of the Executive Board
(Principal Executive Officer)

/s/ D.D. BUTTON	Member of the Executive Board and	December 17, 2014
D.D. BUTTON	Chief Financial Officer (Principal
Financial Officer and Principal
Accounting Officer)

/s/ R.J. ROUTS	Chairman of the Supervisory Board	December 17, 2014
R.J. ROUTS

/s/ I.W. BAILEY, II	Vice-Chairman of the Supervisory Board	December 17, 2014
I.W. BAILEY, II

/s/ D.D. YOUNG	Supervisory Board Member	December 17, 2014
D.D. YOUNG

/s/ S. LEVY	Supervisory Board Member	December 17, 2014
S. LEVY

/s/ B. VAN DER VEER	Supervisory Board Member	December 17, 2014
B. VAN DER VEER

/s/ C.M. WORTMANN-KOOL	Supervisory Board Member	December 17, 2014
C.M. WORTMANN-KOOL

/s/ L.M. VAN WIJK	Supervisory Board Member	December 17, 2014
L.M. VAN WIJK

	Supervisory Board Member	December 17, 2014
D.P.M. VERBEEK

/s/ R.W DINEEN	Supervisory Board Member	December 17, 2014
R.W DINEEN

/s/ J. ORLANDI	Authorized U.S. Representative	December 17, 2014
J. ORLANDI